SECURITIES AND EXCHANGE COMMISSION
                      WASHINGTON DC 20549

                              FORM 8-K

                         CURRENT REPORT

               PURSUANT TO SECTION 13 OR 15(D) OF THE
                 SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED) NOVEMBER 27, 1996

                        BUTLER NATIONAL CORPORATION
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

      MINNESOTA             0-1678             41-0834293
(STATE OF INCORPORATION) (COMMISSION FILE NO) (IRS EMPLOYER IDENTIFICATION NO)

           1546 EAST SPRUCE ROAD, OLATHE, KANSAS 66061
         (ADDRESS OF PRINCIPAL EXECUTIVE OFFICE) (ZIP CODE)

 REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE: (913) 780-9595

FORMER NAME, FORMER ADDRESS AND FORMER FISCAL YEAR IF CHANGED SINCE LAST REPORT:
     NOT APPLICABLE

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ITEM 9.  SALES OF EQUITY SECURITIES PURSUANT TO REGULATION S.

     ON NOVEMBER 27, 1996, THE COMPANY COMPLETED A PRIVATE PLACEMENT WHICH WAS EXECUTED IN RELIANCE UPON THE EXEMPTION FROM REGISTRATION AFFORDED BY
REGULATION S AS PROMULGATED BY THE SECURITIES AND EXCHANGE COMMISSION, UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AS THE SECURITIES WERE OFFERED AND SOLD SOLELY OUTSIDE THE UNITED STATES. THE COMPANY ISSUED A 8.0% CUMULATIVE CONVERTIBLE DEBENTURE DUE NOVEMBER 27, 1998 IN THE AMOUNT OF $500,000. THE SECURITIES WERE NOT PUBLICLY OFFERED. THE SECURITIES WERE SOLD TO A SINGLE ACCREDITED INVESTOR. NET PROCEEDS OF THE OFFERING WERE $450,000, AFTER DEDUCTING LEGAL, ACCOUNTING, AND CONSULTING EXPENSES OF THE OFFERING. THE TERMS OF CONVERSION ALLOW THE HOLDER, AT ITS OPTION, AT ANY TIME COMMENCING 45 DAYS AFTER ISSUETO CONVERT ONE-THIRD OF THE ORIGINAL PRINCIPAL AMOUNT OF THE DEBENTURE INTO SHARES OF THE COMPANY'S COMMON STOCK, $0.01 PAR VALUE PER SHARE, AT A CONVERSION PRICE FOR EACH SHARE OF COMMON STOCK EQUAL TO 70% OF THE FIVE DAY AVERAGE CLOSING BID FOR THE FIVE DAYS PRIOR TO CLOSING (THE "CONVERSION PRICE"). AT THE TIME A CONVERSION IS EXERCISED, IF THE CLOSING BID PRICE OF
THE STOCK HAS DROPPED BELOW 70% OF THE FIVE DAY AVERAGE CLOSING BID FOR THE FIVE DAYS PRIOR TO CLOSING, THEN IN SUCH EVENT THE INVESTOR SHALL ONLY RECEIVE THE PRINCIPAL AMOUNT OF HIS CONVERSION IN COMMON STOCK BASED ON THE CLOSING BID FOR THE DAY OF CONVERSION, PLUS ACCRUED INTEREST PAYABLE IN CASH OR KIND AT THE OPTION OF THE COMPANY. AN ADDITIONAL ONE-THIRD IS CONVERTIBLE AT ANYTIME 75 DAYS AFTER ISSUE AT THE CONVERSION PRICE AND AN ADDITIONAL ONE-THIRD IS CONVERTIBLE AT ANYTIME 90 DAYS AFTER ISSUE AT THE CONVERSION PRICE. THE SHARES ARE SUBJECT TO A MANDATORY, 24 MONTH CONVERSION FEATURE AT THE END OF WHICH ALL SHARES OUTSTANDING WILL BE AUTOMATICALLY CONVERTED AT THE CONVERSION PRICE.

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                             SIGNATURES

PURSUANT TO THE REQUIREMENTS OF THE SECURITIES EXCHANGE ACT OF 1934, THE REGISTRANT HAS DULY CAUSED THIS REPORT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED THEREUNTO DULY AUTHORIZED.

                        BUTLER NATIONAL CORPORATION
                        (REGISTRANT)




DECEMBER 9, 1996                CLARK D. STEWART
    DATE                        CLARK D. STEWART, PRESIDENT
                                AND CHIEF EXECUTIVE OFFICER



DECEMBER 9, 1996                STEPHANIE S. RUSKEY
     DATE                       STEPHANIE S. RUSKEY, VICE PRESIDENT
                                AND CHIEF FINANCIAL AND ACCOUNTING
                                OFFICER